UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant of Section 13 or 15(d) of the Securities Exchange Act of 1934

February 27, 2003
Date of Report

ACCESS ANYTIME BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-28893 (Commission File Number)	85-0444597 (IRS Employer Identification No)

5210 Eubank Blvd, NE
Albuquerque, New Mexico 87111
(Address of principal executive offices)

(505) 299-0900
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

Access Anytime Bancorp, Inc. (NASDAQ SmallCap: AABC), the holding company for FIRSTBANK, announces the completion of its stock repurchase program that was announced on February 25, 2003, pursuant to which the Company has repurchased 100,000 shares of its common shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCESS ANYTIME BANCORP, INC.
DATE: FEBRUARY 27, 2003	By:	/s/ NORMAN R. CORZINE Norman R. Corzine, Chairman of the Board and Chief Executive Officer (Duly Authorized Representative)